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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  COPE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                                         87-0427731
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     (State of incorporation                            (I.R.S. Employer
       or organization)                               Identification No.)


          Grundstrasse 14
           6343 Rotkreuz
            Switzerland                                      N/A
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(Address of principal executive offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                   Name of each exchange on which
          to be so registered                   each class is to be registered

                None                                        None
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.   [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

                                   333-81981
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       Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $.001 PAR VALUE
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                               (TITLE OF CLASS)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

     For a full description of the Common Stock being registered hereby, reference is made to the information appearing under the caption "Description of Securities" in the Preliminary Prospectus dated December 10, 1999 contained in Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on
Form SB-2 (Registration No. 333-81981) which is incorporated herein by reference.

Item 2.        Exhibits.

Exhibit No.                          Exhibit

     2.1               Amended and Restated Securities Purchase Agreement and
                       Plan of Reorganization dated July 24, 1998 between the
                       Registrant and COPE AG(1)
     2.2               Common Stock Purchase Agreement dated September 11, 1998
                       between the registrant and New Capital Investment
                       Fund.(2)
     3.1               Articles of Incorporation (3)
     3.2               Certificate of Amendment dated September 11, 1998 to
                       Certificate of Incorporation(2)
     3.3               Certificate of Correction dated September 15, 1998 to
                       Certificate of Amendment of Certificate of
                       Incorporation (2)
     3(ii)             Bylaws (3)

(1) Filed as an exhibit to Registrant's Proxy Statement/Prospectus dated August 20, 1998 made part of the Registrant's Form S-4 Registration Statement (File No. 33-53223), incorporated herein by reference.

(2) Filed as an exhibit to Report on Form 8-K dated September 25, 1998, filed on October 13, 1998 (File No 1-9925), incorporated herein by reference.

(3) Filed as an exhibit to Proxy Statement dated May 14, 1990, filed on May 16, 1990 (File No 1-9925), incorporated herein by reference.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        COPE, INC.

Date: December 16, 1999                 By: /s/ Markus Bernhard
                                            ---------------------------
                                                Markus Bernhard
                                                Chief Financial Officer

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